                                                Filed Pursuant to Rule 424(b)(5)
                                        Registration No. 333-33736; 333-33736-01

          PROSPECTUS SUPPLEMENT TO THE PROSPECTUS DATED JUNE 27, 2000
                                       OF

                              CALPINE CORPORATION
                                  RELATING TO
                        RESALES BY SELLING SHAREHOLDERS
                                       OF

                    5 1/2% CONVERTIBLE PREFERRED SECURITIES
             REMARKETABLE TERM INCOME DEFERRABLE EQUITY SECURITIES
                                (HIGH TIDES(SM))

     The Prospectus dated June 27, 2000, as supplemented to date (the "Prospectus") relating to resales by selling shareholders of 5 1/2% Convertible Preferred Securities, Remarketable Term Income Deferrable Equity Securities (HIGH TIDES(SM)), is hereby supplemented by amending the "Selling Holders" section on pages 23-25 thereof, by inserting the following as a new selling holder in the appropriate alphabetical location:

                                                                NUMBER
                                                                  OF
                       SELLING HOLDER                         HIGH TIDES
                       --------------                         ----------
Credit Suisse First Boston Corporation......................    2,700

                            ------------------------

                  Prospectus Supplement dated January 3, 2001